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                                                                   EXHIBIT 5


                           JONES, DAY, REAVIS & POGUE
                             3500 One SunTrust Plaza
                           303 Peachtree Street, N.E.
                             Atlanta, Georgia 30308

                                 (404) 521-3939

                               [Form of Opinion]

                               ____________, 1998

HBO & Company
301 Perimeter Center North
Atlanta, Georgia  30346

Gentlemen:

                  We have acted as counsel to HBO & Company, a Delaware corporation (the "Company"), in connection with the registration of 2,127,659 shares of Common Stock, $.05 par value per share, of the Company (the "Shares"), to be issued by the Company pursuant to a Registration Statement on Form S-4 (File No. 333-_____) (the "Registration Statement"), filed with the Securities and Exchange Commission to which this opinion appears as Exhibit 5.

                  We have examined originals or certified or photostatic copies of such records of the Company, certificates of officers of the Company, and public officials and such other documents as we have deemed relevant or necessary as the basis of the opinion set forth below in this letter. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents submitted as certified or photostatic copies, and the authenticity of originals of such latter documents. Based on the foregoing, we are of the following opinion:

         The Shares have been duly authorized and, when issued by the Company in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to this Firm under the heading "Certain Legal Matters" in the Proxy Statement/Prospectus constituting part of the Registration Statement.

                                            Sincerely,

                                            JONES, DAY, REAVIS & POGUE